Exhibit 10.1
Bid Version

[Dealer Name and Address]

June [__], 2026

To: HIVE Digital Technologies Ltd.
Suite 128, 7900 Callaghan Road

San Antonio, Texas 78229

Re: [Base][Additional] Call Option Transaction

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the call option transaction entered into between [Dealer Name] ("Dealer") and HIVE Digital Technologies Ltd. ("Counterparty") as of the Trade Date specified below (the "Transaction").  This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.  Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Counterparty and Dealer as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation.  In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.  Certain defined terms used herein are based on terms that are defined in the Preliminary Offering Memorandum dated June [•], 2026 (the "Offering Memorandum") relating to the 0% Exchangeable Senior Notes due 2031 (as originally issued by HIVE Bermuda 2026 Ltd. ("Issuing Subsidiary"), a wholly owned subsidiary of Counterparty, the "Exchangeable Notes" and each USD 1,000 principal amount of Exchangeable Notes, an "Exchangeable Note") issued by Issuing Subsidiary in an aggregate initial principal amount of USD [100,000,000] (as increased by [up to]1  an aggregate principal amount of USD [15,000,000] [if and to the extent that]2  [pursuant to the exercise by]3  the Initial Purchasers (as defined herein) [exercise]4  [of]5  their option to purchase additional Exchangeable Notes pursuant to the Purchase Agreement (as defined herein)) pursuant to an Indenture [to be]6 dated June [•], 2026 between Issuing Subsidiary, as issuer, Counterparty, as guarantor and U.S. Bank Trust Company, National Association, as trustee (the "Indenture").  In the event of any inconsistency between the terms defined in the Offering Memorandum, the Indenture and this Confirmation, this Confirmation shall govern.  The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture which are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein will conform to the descriptions thereof in the Offering Memorandum.  If any such definitions in the Indenture or any such sections of the Indenture differ from the descriptions thereof in the Offering Memorandum, the descriptions thereof in the Offering Memorandum will govern for purposes of this Confirmation.  The parties further acknowledge that the Indenture section numbers used herein are based on the [draft of the Indenture last reviewed by Dealer as of the date of this Confirmation, and if any such section numbers are changed in the Indenture as executed, the parties will amend this Confirmation in good faith to preserve the intent of the parties]7 [Indenture as executed]8 .  Subject to the foregoing, references to the Indenture herein are references to the Indenture as in effect on the date of its execution, and if the Indenture is amended or supplemented following such date (other than any amendment or supplement (x) pursuant to Section [14.01(i)]9  of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Exchangeable Notes in the Offering Memorandum or (y) pursuant to Section [7.07]10  of the Indenture, subject, in the case of this clause (y), to the second paragraph under "Method of Adjustment" in Section 3), any such amendment or supplement will be disregarded for purposes of this Confirmation unless the parties agree otherwise in writing.

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1 Include in the Base Call Option Confirmation.
2 Include in the Base Call Option Confirmation.

3 Include in the Additional Call Option Confirmation.

4 Include in the Base Call Option Confirmation.

5 Include in the Additional Call Option Confirmation.

6 Insert if Indenture is not completed at the time of the Confirmation.

7 Include in the Base Call Option Confirmation.  Include in the Additional Call Option Confirmation if it is executed before closing of the base deal.

8 Include in the Additional Call Option Confirmation, but only if the Additional Call Option Confirmation is executed after closing of the base deal.

9 Include cross-reference to Indenture section(s) permitting amendments without holder consent to conform the Indenture to the Description of Notes

10 Include cross-reference to Indenture section(s) relating to Merger Events and Reference Property.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the "Agreement") as if Dealer and Counterparty had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without reference to choice of law doctrine), (ii) in respect of Section 5(a)(vi) of the Agreement, the election that the "Cross Default" provisions shall apply to Dealer with (a) a "Threshold Amount" of three percent of the shareholders' equity of [Dealer][Dealer's ultimate parent] as of the Trade Date, (b) the deletion of the phrase ", or becoming capable at such time of being declared," from clause (1) and (c) the following language added to the end thereof: "Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party's receipt of written notice of its failure to pay." and (iii) the modification that the term "Specified Indebtedness" shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party's banking business).  In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.  The parties hereby agree that no transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms.

Trade Date: June [•], 2026

Effective Date: The [second] Exchange Business Day immediately prior to the Premium Payment Date, subject to Section 9(t).

Option Style: "Modified American", as described under "Automatic Exercise" below

Option Type: Call

Buyer: Counterparty

Seller: Dealer

Shares: The common shares of Counterparty (Exchange symbol "HIVE").

Number of Options: [_______]11 .  For the avoidance of doubt, the Number of Options shall be reduced by any Options exercised by Counterparty.  In no event will the Number of Options be less than zero.

Applicable Percentage: [__]%

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11 For the Base Call Option Confirmation, this is equal to the number of Exchangeable Notes in principal amount of $1,000 initially issued on the closing date for the Exchangeable Notes.  For the Additional Call Option Confirmation, this is equal to the number of additional Exchangeable Notes in principal amount of $1,000.

Option Entitlement: A number equal to the product of the Applicable Percentage and [______]12 .

Strike Price: USD [______]

Cap Price: USD [______]

Premium:  USD [______]

Premium Payment Date:  June [_], 2026

Exchange:  The Nasdaq Capital Market

Related Exchange(s):  All Exchanges

Excluded Provisions: Section [7.05(n)]13 and Section [7.06]14  of the Indenture.

Exchange Date: With respect to any exchange of an Exchangeable Note occurring prior to the Free Exchangeability Date (any such exchange, an "Early Exchange"), the date on which the "Holder" (as such term is defined in the Indenture) of such Exchangeable Note satisfies all of the requirements for exchange thereof as set forth in Section [7.02(a)]15  of the Indenture;

Free Exchangeability Date: April 1, 2031

Procedures for Exercise.

Expiration Time:  The Valuation Time

Expiration Date:  July 1, 2031.

Multiple Exercise: Not Applicable.

Automatic Exercise: Notwithstanding Section 3.4 of the Equity Definitions or anything to the contrary in this Confirmation, unless Counterparty notifies Dealer in writing prior to 5:00 p.m. (New York City time) on the Expiration Date that it does not wish Automatic Exercise to occur, all Options then outstanding as of 5:00 p.m. (New York City time) on the Expiration Date will be deemed to be automatically exercised.

Valuation Time: At the close of trading of the regular trading session on the Exchange; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in good faith and in its commercially reasonable discretion.

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12 Insert the initial Exchange Rate for the Exchangeable Notes.

13 Include cross-reference to Indenture section(s) containing discretionary adjustments to the Exchange Rate by Issuing Subsidiary.

14 Include cross-reference to Indenture section(s) dealing with make-whole adjustments to the Exchange Rate.

15 Include cross-reference to Indenture section(s) setting forth the requirements for exchange of the Exchangeable Notes.

Market Disruption Event: Section 6.3(a) of the Equity Definitions is hereby replaced in its entirety by the following:

 "'Market Disruption Event' means, in respect of a Share, (i) a failure by the principal United States national or regional securities exchange or market on which the Shares are then listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (New York City time) on any Scheduled Valid Day for the Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Shares or in any options contracts or futures contracts relating to the Shares."

Settlement Terms.

Settlement Method: For any Option, Cash Settlement.

Cash Settlement: In lieu of Section 8.1 of the Equity Definitions, Dealer will pay to Counterparty, on the relevant Settlement Date for each such Option, an amount of cash (the "Cash Settlement Amount") equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (i) the Daily Option Value for such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period.

Daily Option Value: For any Valid Day, an amount equal to (i) the Option Entitlement on such Valid Day, multiplied by (ii) (A) the lesser of the Relevant Price on such Valid Day and the Cap Price, less (B) the Strike Price on such Valid Day; provided that if the calculation contained in clause (ii) above results in a negative number, the Daily Option Value for such Valid Day shall be deemed to be zero.  In no event will the Daily Option Value be less than zero.

Valid Day: A day on which (i) there is no Market Disruption Event and (ii) trading in the Shares generally occurs on the Exchange or, if the Shares are not then listed on the Exchange, on the principal other United States national or regional securities exchange on which the Shares are then listed or admitted for trading. If the Shares are not then listed or admitted for trading on any United States national or regional securities exchange, "Valid Day" means a Business Day.

Scheduled Valid Day: A day that is scheduled to be a Valid Day on the principal United States national or regional securities exchange or market on which the Shares are listed or admitted for trading. If the Shares are not then listed or admitted for trading on any United States national or regional securities exchange, "Scheduled Valid Day" means a Business Day.

Business Day: Any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or commercial banks in New York are authorized or required by law or executive order to close or be closed.

Relevant Price: On any Valid Day, the per Share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "HIVE <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Valid Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Valid Day, as determined by the Calculation Agent in good faith and in a commercially reasonable manner using, if practicable, a volume-weighted average method). The Relevant Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

Settlement Averaging Period: For any Option the 30 consecutive Valid Days commencing on, and including, the 31st Scheduled Valid Day immediately prior to the Expiration Date.

Settlement Date: For any Option, the second Business Day immediately following the final Valid Day of the Settlement Averaging Period for such Option.

Settlement Currency: USD

3. Additional Terms applicable to the Transaction.

Adjustments applicable to the Transaction:

Potential Adjustment Events: Notwithstanding Section 11.2(e) of the Equity Definitions, a "Potential Adjustment Event" means an occurrence of any event or condition, as set forth in any Dilution Adjustment Provision, that would result in an adjustment under the Indenture to the "Exchange Rate" or the composition of a "unit of Reference Property" or to any "Last Reported Sale Price," "Daily VWAP," "Daily Exchange Value" or "Daily Settlement Amount" (each as defined in the Indenture). For the avoidance of doubt, Dealer shall not have any delivery or payment obligation hereunder, and no adjustment shall be made to the terms of the Transaction, on account of (x) any distribution of cash, property or securities by Counterparty and/or Issuing Subsidiary to holders of the Exchangeable Notes (upon exchange or otherwise) or (y) any other transaction in which holders of the Exchangeable Notes are entitled to participate, in each case, in lieu of an adjustment under the Indenture of the type referred to in the immediately preceding sentence (including, without limitation, pursuant to the second sentence of the first paragraph of Section 7.05(c)16  of the Indenture or the second sentence of Section 7.05(d)17  of the Indenture).

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16 Include cross-reference to provision in the Indenture for pass-through of distributed property, at the same time as it is received by holders of the Shares, in lieu of a Exchange Rate adjustment.

17 Include cross-reference to provision in the Indenture for pass-through of cash, at the same time as it is received by holders of the Shares, in lieu of an Exchange Rate adjustment.

Method of Adjustment: Calculation Agent Adjustment, which means that, notwithstanding Section 11.2(c) of the Equity Definitions, upon any Potential Adjustment Event, the Calculation Agent, acting in good faith and commercially reasonably, taking into account the relevant provisions of the Indenture, shall make a corresponding adjustment to any one or more of the Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction.

 Notwithstanding the foregoing and "Consequences of Merger Events / Tender Offers" below:

(i) if the Calculation Agent in good faith disagrees with any adjustment to the Exchangeable Notes that involves an exercise of discretion by Counterparty, Issuing Subsidiary or either of their respective board of directors (including, without limitation, pursuant to Section [7.05(i)]18  of the Indenture, Section [7.07]19  of the Indenture or any supplemental indenture entered into thereunder or in connection with any proportional adjustment or the determination of the fair value of any securities, property, rights or other assets), then in each such case, the Calculation Agent will determine the adjustment to be made to any one or more of the Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction in a commercially reasonable manner, taking into account the relevant provisions of the Indenture; provided that, notwithstanding the foregoing, if any Potential Adjustment Event occurs during the Settlement Averaging Period but no adjustment was made to any Exchangeable Note under the Indenture because the relevant "Holder" (as such term is defined in the Indenture) was deemed to be a record owner of the underlying Shares on the related Exchange Date, then the Calculation Agent shall make a commercially reasonable adjustment, as determined by it, to the terms hereof in order to account for such Potential Adjustment Event;

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18 Include cross-reference to Indenture section(s) providing for adjustments where an Exchange Rate adjustment occurs during a period over which Last Reported Sale Prices, Daily VWAPs, Daily Exchange Value or Daily Settlement Amounts are calculated.
19 Include cross-reference to Indenture section(s) relating to Reference Property.

(ii) in connection with any Potential Adjustment Event as a result of an event or condition set forth in Section [7.05(b)]20  of the Indenture or Section [7.05(c)]21  of the Indenture where, in either case, the period for determining "Y" (as such term is used in Section [7.05(b)]22  of the Indenture) or "SP0" (as such term is used in Section [7.05(c)]23  of the Indenture), as the case may be, begins before Counterparty or Issuing Subsidiary has publicly announced the event or condition giving rise to such Potential Adjustment Event, then the Calculation Agent shall have the right to adjust, in good faith and in a commercially reasonable manner, any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the commercially reasonable costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its commercially reasonable hedging activities as a result of such event or condition not having been publicly announced prior to the beginning of such period; and

(iii) if any Potential Adjustment Event is declared and (a) the event or condition giving rise to such Potential Adjustment Event is subsequently amended, modified, cancelled or abandoned, (b) the "Exchange Rate" (as defined in the Indenture) is otherwise not adjusted at the time or in the manner contemplated by the relevant Dilution Adjustment Provision based on such declaration or (c) the "Exchange Rate" (as defined in the Indenture) is adjusted as a result of such Potential Adjustment Event and subsequently re-adjusted (each of clauses (a), (b) and (c), a "Potential Adjustment Event Change") then, in each case, the Calculation Agent shall have the right to adjust, in good faith and in a commercially reasonable manner, any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the commercially reasonable costs (including, but not limited to, hedging mismatches and market losses) and commercially reasonable expenses incurred by Dealer in connection with its commercially reasonable hedging activities as a result of such Potential Adjustment Event Change.

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20 Include cross-reference to Indenture section(s) providing for an adjustment to the Exchange Rate in connection with a below-market rights, options or warrants offering.

21 Include cross-reference to Indenture section(s) providing for an adjustment to the Exchange Rate in connection with distributions of distributed property.

22 Include cross-reference to Indenture section(s) providing for an adjustment to the Exchange Rate in connection with a below-market rights, options or warrants offering.

23 Include cross-reference to provision in the Indenture for pass-through of distributed property, at the same time as it is received by holders of the Shares, in lieu of a Exchange Rate adjustment.

Dilution Adjustment Provisions: Sections [7.05(a), (b), (c), (d) and (e)]24  and Section [7.05(i)]25 of the Indenture.

Extraordinary Events applicable to the Transaction:

Merger Events: Applicable; provided that notwithstanding Section 12.1(b) of the Equity Definitions, a "Merger Event" means the occurrence of any event or condition set forth in the definition of "Merger Event" in Section [7.07(a)]26 of the Indenture.

Tender Offers: Applicable; provided that notwithstanding Section 12.1(d) of the Equity Definitions, a "Tender Offer" means the occurrence of any event or condition set forth in Section [7.05(e)]27  of the Indenture.

Consequences of Merger Events/

Tender Offers: Notwithstanding Section 12.2 and Section 12.3 of the Equity Definitions, upon the occurrence of a Merger Event or a Tender Offer, the Calculation Agent shall make a corresponding adjustment in respect of any adjustment under the Indenture to any one or more of the nature of the Shares (in the case of a Merger Event, including, without limitation, to the extent any depositary receipts constitute "Reference Property" under, and as defined in, the Indenture), Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction, subject to the second paragraph under "Method of Adjustment"; provided, however, that such adjustment shall be made without regard to any adjustment to the "Exchange Rate" (as defined in the Indenture) pursuant to any Excluded Provision; provided further that if, with respect to any Merger Event or any Tender Offer, (i) (A) the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares (or depositary receipts with respect to shares) of an entity or person that is either (1) neither a corporation nor an entity that is treated as a corporation for U.S. federal income tax purposes or treated as a corporation for Canadian tax purposes or (2) not organized under the laws of the United States, any State thereof, the District of Columbia, the federal laws of Canada or any province thereof, or (B) Counterparty to the Transaction following such Merger Event or Tender Offer will not be either a corporation or an entity that is treated as a corporation for U.S. federal income tax purposes or will not be organized under the laws of the United States, any State thereof or the District of Columbia or the laws of Canada, any province or territory thereof and (ii) (A) Dealer determines in a commercially reasonable manner at any time following the occurrence of such Merger Event or Tender Offer that (x) such Merger Event or Tender Offer has had or will have a material adverse effect on Dealer under the Transaction or (y) Dealer will incur or has incurred an increased (as compared with circumstances existing on the Trade Date) amount of tax, duty, expense or fee to (1) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary or appropriate to hedge the economic risk of entering into and performing its obligations with respect to the Transaction in a commercially reasonable manner or (2) realize, recover or remit the proceeds of any such transaction(s) or asset(s) or (B) Dealer determines, in its good faith and reasonable judgment, that it will not be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures, applicable to Dealer, then, in either case, Cancellation and Payment (Calculation Agent Determination) may apply at Dealer's commercially reasonable election; provided further that, for the avoidance of doubt, adjustments shall be made pursuant to the provisions set forth above regardless of whether any Merger Event or Tender Offer gives rise to an Early Exchange.

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24 Include cross-reference to Indenture sections containing anti-dilution adjustments to the Exchange Rate.
25 Include cross-reference to Indenture section providing for adjustments where an Exchange Rate adjustment occurs during a period over which Last Reported Sale Prices, Daily VWAPs, Daily Exchange Values or Daily Settlement Amounts are calculated.
26 Include cross-reference to Indenture section describing consequences of Reference Property.
27 Include cross-reference to Indenture section describing consequences of tender offers.

Consequences of Announcement Events: Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, (x) references to "Tender Offer" shall be replaced by references to "Announcement Event" and references to "Tender Offer Date" shall be replaced by references to "date of such Announcement Event", (y) the phrase "exercise, settlement, payment or any other terms of the Transaction (including, without limitation, the spread)" shall be replaced with the phrase "Cap Price (provided that in no event shall the Cap Price be less than the Strike Price)" and the words "whether within a commercially reasonable (as determined by the Calculation Agent) period of time prior to or after the Announcement Event," shall be inserted prior to the word "which" in the seventh line, and (z) for the avoidance of doubt, the Calculation Agent shall determine whether the relevant Announcement Event has had a material economic effect on the Transaction (and, if so, shall, acting in good faith and in a commercially reasonable manner, adjust the Cap Price accordingly) on one or more occasions on or after the date of the Announcement Event up to, and including, the Expiration Date, any Early Termination Date and/or any other date of cancellation (and for the avoidance of doubt shall make such adjustment to take into account the cumulative effect on the Expiration Date, any Early Termination Date and/or any other date of cancellation), it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event.  An Announcement Event shall be an "Extraordinary Event" for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Announcement Event: (i) The public announcement by Issuer, any subsidiary of Issuer, any agent of Issuer, any Valid Third Party Entity or any agent of a Valid Third Party Entity of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (y) any potential acquisition or disposition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement (a "Transformative Transaction") or (z) the intention to enter into a Merger Event or Tender Offer or a Transformative Transaction, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that, if completed, would constitute a Merger Event, Tender Offer or Transformative Transaction or (iii) any subsequent public announcement by any entity referenced in clause (i) above of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent in a commercially reasonable manner.  For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of "Announcement Event," (A) "Merger Event" shall mean such term as defined under Section 12.1(b) of the Equity Definitions (but, for the avoidance of doubt, the remainder of the definition of "Merger Event" in Section 12.1(b) of the Equity Definitions following the definition of "Reverse Merger" therein shall be disregarded) and (B) "Tender Offer" shall mean such term as defined under Section 12.1(d) of the Equity Definitions (as amended by Section 9(h)(ii) below).

Valid Third Party Entity: In respect of any transaction or event, any third party that has a bona fide intent to enter into or consummate such transaction, as determined by the Calculation Agent (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent shall take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Nationalization, Insolvency or Delisting: Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or the Nasdaq Capital Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or the Nasdaq Capital Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law: Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase "the interpretation" in the third line thereof with the phrase ", or public announcement of, the formal or informal interpretation", (ii) replacing the word "Shares" where it appears in clause (X) thereof with the words "Hedge Position" and (iii) replacing the parenthetical beginning after the word "regulation" in the second line thereof the words "(including, for the avoidance of doubt and without limitation, (x) any tax law, (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute, or (z) in the case of the laws of Canada or any political subdivision thereof, the public announcement or issuance by a relevant governmental authority of draft legislation, a notice of ways and means motion or a similar document)". Notwithstanding anything to the contrary in the Equity Definitions, a Change in Law described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions shall not constitute a Change in Law and instead shall constitute an Increased Cost of Hedging as described in Section 12.9(a)(vi) of the Equity Definitions, and any such determination of a Change in Law shall be consistently applied by the Determining Party across transactions similar to the Transaction and for counterparties similar to Counterparty.

Hedging Disruption: Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following two phrases at the end of such Section:

 "For the avoidance of doubt, the term "equity price risk" shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms."; and

(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words "to terminate the Transaction", the words "or, if a portion of the Transaction is affected by such Hedging Disruption (as determined by the Hedging Party in a commercially reasonable manner), such portion of the Transaction affected by such Hedging Disruption".

Notwithstanding anything to the contrary herein or in the Equity Definitions, in no event will a Hedging Disruption occur solely due to the deterioration of the creditworthiness of the Hedging Party.

Increased Cost of Hedging: Applicable solely with respect to a "Change in Law" described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions as set forth in the last sentence opposite the caption "Change in Law" above (which determination shall be consistently applied by the Determining Party across transactions similar to the Transaction and for counterparties similar to Counterparty).

Hedging Party: For all applicable Additional Disruption Events, Dealer. Following any determination by the Hedging Party hereunder, the Hedging Party shall promptly (but in any event within five (5) Exchange Business Days) provide to Counterparty by e-mail a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination (including any assumptions used in making such determination), it being understood that the Hedging Party shall not be obligated to disclose any proprietary or confidential models used by it for such determination or any information that may be proprietary or confidential or subject to an obligation not to disclose such information.  All calculations, adjustments and determinations by Dealer acting in its capacity as the Hedging Party shall be made in good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position.

Determining Party: For all applicable Extraordinary Events, Dealer; provided that when making any determination or calculation as "Determining Party," Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Confirmation as if the Determining Party were the Calculation Agent. Following any determination or calculation by the Determining Party hereunder, the Determining Party shall promptly (but in any event within five (5) Exchange Business Days) provide to Counterparty by e-mail a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Determining Party shall not be obligated to disclose any proprietary or confidential models used by it for such determination or calculation or any information that may be proprietary or confidential or subject to an obligation not to disclose such information.  All calculations, adjustments and determinations by Dealer acting in its capacity as the Determining Party shall be made in good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position.

Non-Reliance: Applicable

Agreements and Acknowledgments

Regarding Hedging Activities: Applicable

Additional Acknowledgments: Applicable

Hedging Adjustments: For the avoidance of doubt, whenever the Determining Party or Calculation Agent is called upon or permitted to make an adjustment pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of an event (other than, for the avoidance of doubt, any adjustment that is required to be made by reference to the Indenture), the Determining Party or Calculation Agent, as the case may be, shall make such adjustment by reference to the effect of such event on Dealer assuming that Dealer maintains a commercially reasonable hedge position.

4. Calculation Agent. Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination, adjustment or calculation by the Calculation Agent hereunder, the Calculation Agent shall promptly (but in any event within five (5) Exchange Business Days) provide to Counterparty  by e-mail a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination, adjustment or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models used by it for such determination or calculation or any information that may be proprietary or confidential or subject to an obligation not to disclose such information.

Dealer, whether as Calculation Agent, Hedging Party, Determining Party or otherwise, shall use commercially reasonable efforts to notify Counterparty of any event giving rise to any adjustment required or, to the extent it makes any such adjustment, permitted to be made to the terms of the Transaction, the terms being adjusted and, for each term so adjusted, such term, in each case, as promptly as reasonably practicable after giving effect to such adjustment.

5. Account Details.

(a) Account for payments to Counterparty:

To be provided by Counterparty.

(b) Account for payments to Dealer:

[_____]

6. Offices.

(a) The Office of Counterparty for the Transaction is:  Inapplicable, Counterparty is not a Multibranch Party.

(b) The Office of Dealer for the Transaction is: [_____][Inapplicable; Dealer is not a Multibranch Party]

7. Notices.

(a) Address for notices or communications to Counterparty:

HIVE Digital Technologies Ltd.
Suite 128, 7900 Callaghan Road
San Antonio, Texas 78229
Attention: Chief Financial Officer

(b) Address for notices or communications to Dealer:

[______]

8. Representations and Warranties of Counterparty.

Counterparty hereby represents and warrants to Dealer on the date hereof and as of the Premium Payment Date that:

(a) Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of the Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty's part; and this Confirmation has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal, provincial or state securities laws or public policy relating thereto.

(b) Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Counterparty hereunder will conflict with or result in a breach of the articles of incorporation or by-laws (or any equivalent documents) of Counterparty, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument filed as an exhibit to Counterparty's Annual Report on Form 10-K for the year ended March 31, 2026, as updated by any subsequent filings, to which Counterparty or any of its subsidiaries is a party or by which Counterparty or any of its subsidiaries is bound or to which Counterparty or any of its subsidiaries is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument.

(c) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act or provincial or state securities laws.

(d) Counterparty is not and, after consummation of the transactions contemplated hereby, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(e) Counterparty is an "eligible contract participant" (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).

(f) Counterparty is not, on the date hereof, in possession of any material non-public information with respect to Counterparty or the Shares.

(g) To Counterparty's actual knowledge, no state or local (including any non-U.S. jurisdiction's) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares.

(h) Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; (C) has consulted with its own legal, regulatory, tax, business, investments, financial and accounting advisors with respect to the Transaction to the extent that it has deemed necessary; and (D) has total assets of at least USD 50 million.

(i) The assets of Counterparty do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(j) On and immediately after the Trade Date and the Premium Payment Date, (A) there are no reasonable grounds for believing that (a) Counterparty is, or would after the payment of the Premium be, unable to pay its liabilities as they become due; or (b) the realizable value of the Counterparty's assets would after the payment of the Premium be less than the aggregate of its liabilities and stated capital of all classes of shares and (B) the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty's entry into the Transaction will not impair its capital, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature, (D) Counterparty will be able to continue as a going concern; (E) Counterparty is not an "insolvent person" (as such term is defined under Section 2 of the Bankruptcy and Insolvency Act (Canada), R.S.C., 1985, c. B-3 or is insolvent within the meaning of Canadian Insolvency Law (as defined below) and (F) Counterparty would be able to purchase the number of Shares with respect to the Transaction in compliance with the laws of the jurisdiction of Counterparty's incorporation.

(k) For purposes of disclosure pursuant to the Interest Act (Canada), as amended, restated, replaced or re-enacted from time to time, Counterparty acknowledge that the yearly rate of interest to which any rate of interest or other amount payable under this Confirmation, which is to be calculated on the basis of a number of days that is less than a full calendar year, is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the actual number of days in the calendar year in which such yearly interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

(l) Counterparty is a "local counterparty" (as such term is defined under applicable Canadian securities laws, including Multilateral Instrument 96-101 Derivatives: Trade Reporting) for the purposes of the transactions contemplated hereby and is an "eligible derivatives party" as defined under National Instrument 93-101 Derivatives: Business Conduct pursuant to paragraph (m) of that definition being a person or company, other than an individual, that has net assets of at least CAD 25,000,000 as shown on its most recently prepared financial statements.

(m) The Transaction, including the exercise or deemed exercise of any Option hereunder (whether at maturity, upon early termination or cancellation or otherwise), shall not constitute an "issuer bid" as such term is defined in National Instrument 62-104-Take-Over Bids and Issuer Bids, and provided that the Dealer is acting as principal in undertaking commercially reasonable hedging activities with respect to the Shares for its own account as contemplated by this Confirmation, such hedging activities will not constitute  indirect participation in an "issuer bid".

9. Other Provisions.

(a) Opinions.  Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Premium Payment Date, with respect to the legal matters set forth in Sections 8(a) through (d) of this Confirmation and Section 3(a)(i) of the Agreement; provided that any such opinion of counsel may contain customary exceptions and qualifications.  Delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.

(b) Repurchase Notices.  Counterparty shall, on or prior to the date one Scheduled Trading Day immediately following any date on which Counterparty or Issuing Subsidiary has effected any repurchase of Shares, promptly give Dealer a written notice of such repurchase (a "Repurchase Notice") on such day if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than [__]28 million (in the case of the first such notice) or (ii) thereafter more than [__]29 million less than the number of Shares included in the immediately preceding Repurchase Notice; provided that, with respect to any repurchase of Shares pursuant to a plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Counterparty may elect to satisfy such requirement by promptly giving Dealer written notice of the entry into such plan, the maximum number of Shares that may be repurchased thereunder and the approximate dates or periods during which such repurchases may occur (with such maximum number of Shares deemed repurchased on the date of such notice for purposes of this Section 9(b)).  Counterparty agrees that it will indemnify and hold harmless Dealer and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an "Indemnified Person") from and against any and all losses (including losses relating to Dealer's hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 "insider", including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and reasonable expenses (including reasonable attorney's fees), joint or several, which an Indemnified Person may become subject to, in each case, as a result of Counterparty's failure to provide Dealer with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty's failure to provide Dealer with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding.  Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person.  If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities.  The remedies provided for in this paragraph (b) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.  The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

_________________________________
28 Insert the number of Shares outstanding that would cause the current position in the Shares underlying the Transaction of the Dealer with the highest Applicable Percentage (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full and any Shares under pre-existing call option transactions with Counterparty) to increase by 0.5%.
29 Insert the number of Shares that, if repurchased, would cause the current position in the Shares underlying the Transaction of the Dealer with the highest Applicable Percentage (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full and any Shares under pre-existing call option transactions with Counterparty) to increase by a further 0.5% from the threshold for the first Repurchase Notice.

(c) Regulation M and OSC Rule 48-501. Counterparty is not on the Trade Date engaged in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M.  Counterparty shall not, until the second Scheduled Trading Day immediately following the Effective Date, engage in any such distribution. Counterparty will not take, directly or indirectly, any action prohibited by Ontario Securities Commission Rule 48-501 - Trading during Distributions, Formal Bids and Share Exchange Transactions in connection with the Transaction.

(d) No Manipulation.  Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act or applicable Canadian securities laws.

(e) Transfer or Assignment.

(i) Counterparty shall have the right to transfer or assign its rights and obligations hereunder with respect to all, but not less than all, of the Options hereunder (such Options, the "Transfer Options"); provided that such transfer or assignment shall be subject to reasonable conditions that Dealer may impose, including but not limited, to the following conditions:

(A) with respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 9(b) or any obligations under Section 9(1) or 9(q) of this Confirmation;

(B) any Transfer Options shall only be transferred or assigned to a third party that is a United States person (as defined in the Internal Revenue Code of 1986, as amended (the "Code"));

(C) such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, an undertaking with respect to compliance with applicable Canadian and United States securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable Canadian and United States securities laws) and execution of any documentation and delivery of legal opinions with respect to applicable Canadian and United States securities laws and other matters by such third party and Counterparty, as are requested and reasonably satisfactory to Dealer;

(D) under the applicable law effective on or as of the date of such transfer and assignment, (1) Dealer will not, as a result of such transfer and assignment (including, for the avoidance of doubt, after giving effect to any indemnity from the transferee or assignee to Dealer provided in connection with such transfer or assignment), be required to pay the transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than the amount that Dealer would have been required to pay to Counterparty in the absence of such transfer and assignment, except to the extent that the greater amount is due to a Change in Tax Law after the date of such transfer or assignment and (2) Dealer shall be entitled to a payment (including, for the avoidance of doubt, after giving effect to any indemnity from the transferee or assignee to Dealer provided in connection with such transfer or assignment), on any payment date, that is not less than the payment Dealer would have received in the absence of such transfer and/or assignment on account of any deduction or withholding for or on account of any Tax (as defined in the Agreement), except to the extent such deduction or withholding is due to a Change in Tax Law after the date of such transfer or assignment;

(E) an Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer and assignment;

(F) Without limiting the generality of clause (B), Counterparty shall cause the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that results described in clauses (D) and (E) will not occur upon or after such transfer and assignment; and

(G) Counterparty shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment.

(ii) Dealer may transfer or assign all or any part of its rights or obligations under the Transaction (A) without Counterparty's consent, to any affiliate of Dealer (1) that has a long-term issuer rating that is equal to or better than Dealer's credit rating at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by Dealer generally for similar transactions, by Dealer or Dealer's ultimate parent, or (B) with Counterparty's consent (such consent not to be unreasonably withheld or delayed), to any other third party with a long-term issuer rating equal to or better than the lesser of (1) the credit rating of Dealer at the time of the transfer and (2) A- by Standard and Poor's Financial Services LLC or its successor ("S&P"), or A3 by Moody's Investor Service, Inc. or its successor ("Moody's") or, if either S&P or Moody's ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and Dealer; provided that, in the case of any transfer or assignment described in clause (A) or (B) above, under the applicable law effective on or as of the date of such transfer or assignment, (i) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such transfer or assignment, (ii) such transfer or assignment would not result in a taxable exchange from Counterparty's perspective for U.S. federal income tax purposes, (iii)(1) Counterparty will not, as a result of such transfer or assignment (including, for the avoidance of doubt, after giving effect to any indemnity to Counterparty provided in connection with such transfer or assignment), be required to pay the transferee or assignee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than the amount that Counterparty would have been required to pay to Dealer in the absence of such transfer or assignment, except to the extent that the greater amount is due to a Change in Tax Law after the date of such transfer or assignment and (2) Counterparty shall be entitled to a payment (including, for the avoidance of doubt, after giving effect to any indemnity to Counterparty provided in connection with such transfer or assignment), on any payment date, that is not less than the payment Counterparty would have received in the absence of such transfer and/or assignment on account of any deduction or withholding for or on account of any Tax (as defined in the Agreement), except to the extent such deduction or withholding is due to a Change in Tax Law after the date of such transfer or assignment. If at any time at which (A) the Section 13 Percentage exceeds 9.0%, (B) the Option Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an "Excess Ownership Position"), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of Options to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the "Terminated Portion"), such that following such partial termination no Excess Ownership Position exists.  In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Options underlying the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction. The "Section 13 Percentage" as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the "beneficial ownership" test under Section 13 of the Exchange Act, or any "group" (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act applies with respect to the Shares and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.  The "Option Equity Percentage" as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the product of the Number of Options and the Option Entitlement and (2) the aggregate number of Shares underlying any other call option transaction sold by Dealer to Counterparty, and (B) the denominator of which is the number of Shares outstanding.  The "Share Amount" as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a "Dealer Person") under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares ("Applicable Restrictions"), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Dealer in its reasonable discretion.  The "Applicable Share Limit" means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or could result in an adverse effect on a Dealer Person, under any Applicable Restriction, as determined by Dealer in its reasonable discretion, minus (B) 1% of the number of Shares outstanding. Dealer shall cause the transferee or assignee to make the Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the results described in (ii), (iii)(1) and (iii)(2) of this paragraph will not occur upon or after the transfer and assignment.

(iii) Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or to make or receive such payment in cash, and otherwise to perform Dealer's obligations in respect of the Transaction and any such designee may assume such obligations. Counterparty shall be entitled to a payment, on any payment date, that is not, after giving effect to any amounts paid under Section 2(d)(i)(4) of the Agreement, less than the payment Counterparty would have received in the absence of such designation on account of any deduction or withholding for or on account of any Tax (as defined in the Agreement), except to the extent such deduction or withholding results from a Change in Tax Law occurring after the date of such designation.  Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.

(f) Eligible Financial Contract. The parties intend that this Agreement, including all Transactions entered into hereunder, shall be an "eligible financial contract" as such term is defined in the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada) (collectively, "Canadian Insolvency Law").

(g) Additional Termination Events.

(i) Notwithstanding anything to the contrary in this Confirmation, upon any Early Exchange in respect of which a "Notice of Exchange" (as such term is defined in the Indenture) that is effective as to Counterparty has been delivered by the relevant exchanging "Holder" (as such term is defined in the Indenture):

(A) Counterparty may, in its sole and absolute discretion, within five (5) Scheduled Trading Days of the Exchange Date for such Early Exchange, provide written notice (an "Early Exchange Notice") to Dealer specifying the number of Exchangeable Notes surrendered for exchange on such Exchange Date (such Exchangeable Notes, the "Affected Exchangeable Notes"), and the giving of such Early Exchange Notice shall constitute an Additional Termination Event as provided in this clause (i);

(B) upon receipt of any Early Exchange Notice, Dealer shall designate an Exchange Business Day as an Early Termination Date (which Exchange Business Day shall be as promptly as reasonably practicable following the Exchange Date for such Early Exchange) with respect to the portion of the Transaction corresponding to a number of Options (the "Affected Number of Options") equal to the lesser of (x) the number of Affected Exchangeable Notes (as defined below) [minus the "Affected Number of Options" (as defined in the Base Call Option Confirmation), if any, that relate to such Affected Exchangeable Notes]30 and (y) the Number of Options as of the Exchange Date for such Early Exchange;

(C) any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the Affected Number of Options, (y) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (z) the terminated portion of the Transaction were the sole Affected Transaction;

(D) for the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement, the Calculation Agent shall assume that (x) the relevant Early Exchange and any exchanges, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred, (y) no adjustments to the Exchange Rate have occurred pursuant to any Excluded Provision and (z) the corresponding Exchangeable Notes remain outstanding; and

(E) the Transaction shall remain in full force and effect, except that, as of the Exchange Date for such Early Exchange, the Number of Options shall be reduced by the Affected Number of Options.

(ii) [Reserved.]

(iii) Within five (5) Scheduled Trading Days following any Repayment Event (as defined below), Counterparty may notify Dealer of such Repayment Event and the aggregate principal amount of Exchangeable Notes subject to such Repayment Event (any such notice, a "Repayment Notice"); provided that any such Repayment Notice shall contain an acknowledgement by Counterparty of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder, in respect of the delivery of such Repayment Notice and shall remake the representation set forth in Section 8(f) hereof as of the date of such Repayment Notice. [Any Repayment Notice delivered to Dealer pursuant to the Base Call Option Confirmation shall be deemed to be a Repayment Notice pursuant to this Confirmation and the terms of such Repayment Notice shall apply, mutatis mutandis, to this Confirmation]31. The receipt by Dealer from Counterparty of any Repayment Notice shall constitute an Additional Termination Event as provided in this Section 9(g)(iii). Upon receipt of any such Repayment Notice, Dealer shall designate an Exchange Business Day following receipt of such Repayment Notice (which Exchange Business Day shall be on or as promptly as reasonably practicable after the related repurchase settlement date for the relevant repayment event) as an Early Termination Date with respect to the portion of the Transaction corresponding to a number of Options (the "Repayment Options") equal to the lesser of (A) [(x)] the aggregate principal amount of such Exchangeable Notes specified in such Repayment Notice, divided by USD 1,000, [minus (y) the number of "Repayment Options" (as defined in the Base Call Option Confirmation), if any, that relate to such Exchangeable Notes (and for the purposes of determining whether any Options under this Confirmation or under the Base Call Option Confirmation will be among the Repayment Options hereunder or under, and as defined in, the Base Call Option Confirmation, the Exchangeable Notes specified in such Repayment Notice shall be allocated first to the Base Call Option Confirmation until all Options thereunder are exercised or terminated)]32 , and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repayment Options. Any payment hereunder with respect to such termination (the "Repayment Unwind Payment") shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Repayment Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event, (3) no adjustments to the Exchange Rate have occurred pursuant to an Excluded Provision, (4) the corresponding Exchangeable Notes remain outstanding, (5) the relevant Repayment and any exchanges, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred and (6) the terminated portion of the Transaction were the sole Affected Transaction.  "Repayment Event" means that (i) any Exchangeable Notes are repurchased or redeemed (whether in connection with or as a result of a fundamental change, howsoever defined, the occurrence of the Optional Repurchase Date (as defined in the Indenture), or for any other reason) by Counterparty or any of its subsidiaries, (ii) any Exchangeable Notes are delivered to Counterparty or Issuing Subsidiary in exchange for delivery of any property or assets of Counterparty or any of its subsidiaries (howsoever described), (iii) any principal of any of the Exchangeable Notes is repaid prior to the final maturity date of the Exchangeable Notes, or (iv) any Exchangeable Notes are exchanged by or for the benefit of the Holders thereof for any other securities of Counterparty or any of its subsidiaries (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction.  For the avoidance of doubt, any exchange of Exchangeable Notes (whether into cash, Shares, "Reference Property" (as defined in the Indenture) or any combination thereof) pursuant to the terms of the Indenture shall not constitute a Repayment Event.

_________________________________
30 Include in Additional Call Option Confirmation only.
31 Insert for Additional Call Option Confirmation.
32 Insert for Additional Call Option Confirmation.

(h) Amendments to Equity Definitions.

(i) Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words "a diluting or concentrative" and replacing them with the words "a material" and adding the phrase "or the Options, as a result of a corporate event involving the Issuer" at the end of the sentence.

(ii) Section 12.1(d) of the Equity Definitions is hereby amended by replacing "10%" with "20%" in the third line thereof and by replacing all references to "voting shares" therein with "Shares".

(iii) Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) inserting "(1)" immediately following the word "means" in the first line thereof and (2) inserting immediately prior to the semi-colon at the end of subsection (B) thereof the following words: "or (2) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Master Agreement with respect to that Issuer".

(iv) Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing "either party may elect" with "Dealer may elect" and (2) replacing "notice to the other party" with "notice to Counterparty" in the first sentence of such section.

(i) No Netting or Set-off.  The provisions of Section 2(c) of the Agreement shall not apply to the Transaction.  Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under the Transaction against any delivery or payment obligations owed to it by the other party under any other agreement between the parties hereto, by operation of law or otherwise.

(j) Service of Process. Counterparty irrevocably appoints Cogency Global Inc., located 122 E. 42nd Street, 18th Floor, New York, New York 10168, as their authorized agent upon which process may be served in any suit, action or proceeding relating to the Transaction, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon Counterparty in any such suit, action or proceeding. Counterparty further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Confirmation. If for any reason such agent shall cease to be such agent for service of process, Counterparty shall each forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to Dealer a copy of the new agent's acceptance of that appointment within 10 days. Nothing herein shall affect the right of Dealer to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Counterparty in any other court of competent jurisdiction.

(k) Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction.  Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

(l) Registration.  Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer, based on the advice of counsel, the Shares  ("Hedge Shares") acquired by Dealer for the purpose of effecting a commercially reasonable hedge of its obligations pursuant to the Transaction cannot be sold in the public market by Dealer without registration under the Securities Act, Counterparty  shall, at its election made in its sole discretion, either (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act and enter into an agreement, in form and substance satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered secondary offering of similar size (provided, however, that if Dealer, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty), (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, Counterparty will use its best efforts to enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance satisfactory to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Dealer for any commercially reasonable discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement of similar size), or (iii) purchase the Hedge Shares from Dealer at the then-current market price on such Exchange Business Days, and in the amounts and at such time(s), requested by Dealer.

(m) Tax Disclosure.  Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(n) Right to Extend.  Dealer may postpone or add, in whole or in part, any Valid Day or Valid Days during the Settlement Averaging Period or any other date of valuation, payment or delivery by Dealer, with respect to some or all of the Options hereunder, if Dealer reasonably determines, in its discretion, based on the advice of counsel in the case of clause (ii) below, that such action is reasonably necessary or appropriate (i) to preserve Dealer's commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) to enable Dealer to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer (provided that such policies and procedures have been adopted by Dealer in good faith and are generally applicable in similar situations and applied in a non-discriminatory manner); provided that no such Valid Day or other date of valuation, payment or delivery may be postponed or added more than 50 Valid Days after the original Valid Day or other date of valuation, payment or delivery, as the case may be.

(o) Status of Claims in Bankruptcy. Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights against Counterparty with respect to the Transaction that are senior to the claims of common shareholders of Counterparty in any United States bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer's right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided, further that nothing herein shall limit or shall be deemed to limit Dealer's rights in respect of any transactions other than the Transaction.

(p) Securities Contract; Swap Agreement.  Each of Dealer and Counterparty agrees and acknowledges that Dealer is a "financial institution," "swap participant" and "financial participant" within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a "securities contract," as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a "termination value," "payment amount" or "other transfer obligation" within the meaning of Section 362 of the Bankruptcy Code and a "settlement payment" within the meaning of Section 546 of the Bankruptcy Code, and (ii) a "swap agreement," as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a "termination value," "payment amount" or "other transfer obligation" within the meaning of Section 362 of the Bankruptcy Code and a "transfer" within the meaning of Section 546 of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(q) Notice of Certain Other Events. Counterparty covenants and agrees that:

(i) promptly following the public announcement of the results of any election by the holders of Shares with respect to the consideration due upon consummation of any Merger Event, Counterparty shall give Dealer written notice of the weighted average of the types and amounts of consideration received by holders of Shares upon consummation of such Merger Event (the date of such notification, the "Consideration Notification Date"); provided that in no event shall the Consideration Notification Date be later than the date on which such Merger Event is consummated; and

(ii) (A) Counterparty shall give Dealer commercially reasonable advance (but in any event at least one Exchange Business Day prior to the relevant Adjustment Notice Deadline) written notice of the section or sections of the Indenture and, if applicable, the formula therein, pursuant to which any adjustment will be made to the Exchangeable Notes in connection with any Potential Adjustment Event (other than a Potential Adjustment in respect of the Dilution Adjustment Provisions set forth in Section [7.05(b)]33  or Section [7.05(d)]34 of the Indenture) or Merger Event and (B) promptly following any such adjustment, Counterparty shall give Dealer written notice of the details of such adjustment.  The "Adjustment Notice Deadline" means (i) for any Potential Adjustment in respect of the Dilution Adjustment Provision set forth in Section [7.05(a)]35  of the Indenture, the relevant "Ex-Dividend Date" (as such term is defined in the Indenture) or "Effective Date" (as such term is defined in the Indenture), as the case may be, (ii) for any Potential Adjustment in respect of the Dilution Adjustment Provision in the first formula set forth in Section [7.05(c)]36 of the Indenture, the first "Trading Day" (as such term is defined in the Indenture) of the period referred to in the definition of "SP0" in such formula, (iii) for any Potential Adjustment in respect of the Dilution Adjustment Provision in the second formula set forth in Section [7.05(c)]37 of the Indenture, the first "Trading Day" (as such term is defined in the Indenture) of the "Valuation Period" (as such term is defined in the Indenture), (iv) for any Potential Adjustment in respect of the Dilution Adjustment Provision set forth in Section [7.05(e)]38 of the Indenture, the first "Trading Day" (as such term is defined in the Indenture) of the period referred to in the definition of "SP1'" in the formula in such Section, and (v) for any Merger Event, the effective date of such Merger Event (or, if earlier, the first day of any valuation or similar period in respect of such Merger Event).

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33 Include cross-reference to Indenture section(s) providing for an adjustment to the Exchange Rate in connection with a below-market rights, options or warrants offering.
34 Include cross-reference to provision in the Indenture for pass-through of cash, at the same time as it is received by holders of the Shares, in lieu of an Exchange Rate adjustment.
35 Include cross-reference to Indenture section(s) providing for an adjustment to the Exchange Rate in connection with a share distribution, share split and share combination.
36 Include cross-reference to provision in the Indenture for pass-through of distributed property, at the same time as it is received by holders of the Shares, in lieu of an Exchange Rate adjustment.
37 Include cross-reference to provision in the Indenture for pass-through of distributed property, at the same time as it is received by holders of the Shares, in lieu of an Exchange Rate adjustment.
38 Include cross-reference to Indenture section describing consequences of tender offers.

(r) Wall Street Transparency and Accountability Act.  In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 ("WSTAA"), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party's otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).

(s) Agreements and Acknowledgements Regarding Hedging. Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Relevant Prices; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Relevant Prices, each in a manner that may be adverse to Counterparty.

(t) Early Unwind. In the event the sale of the ["Firm Notes"]39 ["Optional Notes"]40 (as defined in the Note Purchase Agreement (the "Purchase Agreement") dated as of June [•], 2026, among Counterparty and [Cantor Fitzgerald & Co.] as representative of the Initial Purchasers party thereto (the "Initial Purchasers")) is not consummated with the Initial Purchasers for any reason, or Counterparty fails to deliver to Dealer opinions of counsel as required pursuant to Section 9(a), in each case by 5:00 p.m. (New York City time) on the Premium Payment Date, or such later date as agreed upon by the parties (the Premium Payment Date or such later date the "Early Unwind Date"), the Transaction shall automatically terminate (the "Early Unwind"), on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date.  Each of Dealer and Counterparty represents and acknowledges to the other that, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.

(u) Payment by Counterparty. In the event that, following payment of the Premium, (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement, or (ii) Counterparty owes to Dealer, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.

(v) Other Adjustments Pursuant to the Equity Definitions.  Notwithstanding anything to the contrary in this Confirmation, solely for the purpose of adjusting the Cap Price pursuant to this Section 9(v), the terms "Merger Event," "Tender Offer" and "Potential Adjustment Event" shall each have the meanings assigned to such term in the Equity Definitions (in the case of the definition of "Tender Offer," as amended by Section 9(h)(ii) above, and in the case of the definition of "Potential Adjustment Event", as amended by Section 9(h)(i) above), and upon the occurrence of a Merger Date, the occurrence of a Tender Offer Date, or declaration by Counterparty or Issuing Subsidiary of the terms of any Potential Adjustment Event, respectively, as such terms are defined in the Equity Definitions, the Calculation Agent shall determine whether such occurrence or declaration, as applicable, has had a material economic effect on the Transaction and, if so, shall, adjust the Cap Price to preserve the fair value of the Options; provided that (w) solely in the case of a Potential Adjustment Event pursuant Section 11.2(e)(i), (ii)(A) or (iv), no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares, (x) the parties agree that Exempted Repurchases shall not be considered Potential Adjustment Events, and (y) in no event shall the Cap Price be less than the Strike Price. "Exempted Repurchase" means any (1) open market Share repurchase at prevailing market prices (including, without limitation, any discount to average VWAP prices), (2) any privately negotiated Share repurchases entered into outside of an exchange or (3) Share repurchase through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions that is entered into at prevailing market prices (including, without limitation, any discount to average VWAP prices) and in accordance with customary market terms for transactions of such type to repurchase the Shares, so long as the aggregate of such Exempted Repurchase transactions described in clauses (1), (2) and (3) above would not exceed 20% of the number of Shares outstanding as of the Trade Date, as determined by Calculation Agent in a commercially reasonable manner and as adjusted by the Calculation Agent to account for any subdivision or combination with respect to the Shares.

_________________________________
39 Include in Base Call Option Confirmation only.
40 Include in Additional Call Option Confirmation only.

(w) Tax Matters.

(i) Withholding Tax Imposed on Payments to Non-U.S. Counterparties under the United States Foreign Account Tax Compliance Provisions of the HIRE Act. "Indemnifiable Tax," as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "FATCA Withholding Tax"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(ii) To the extent that either party is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the "871(m) Protocol"), Dealer and Counterparty hereby agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. If there is any inconsistency between this provision and a provision in any other agreement executed between the parties to which this Transaction relates, this provision shall prevail unless such other agreement expressly overrides the provisions of the 871(m) Protocol.  Dealer and Counterparty further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to "each Covered Master Agreement" in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the "Implementation Date" in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.

(iii) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid U.S. Internal Revenue Service Form [W-9]41, or any successor thereto, and Counterparty shall provide to Dealer a valid U.S. Internal Revenue Service Form W-8BEN-E, or any successor thereto, (i) on or before the date of execution of this Confirmation, (ii) promptly upon learning that any such tax form previously provided by it has become obsolete or incorrect and (iii) promptly upon reasonable request of the other party. Additionally, each party shall, promptly upon request by the other party, provide such other tax forms and documents reasonably requested by the other party.

(iv) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each party makes the following representation:  It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

_________________________________
41 To be modified for Dealers as appropriate.

(v) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, the parties make the representations below:

(A) Dealer represents to Counterparty that:

[Insert Dealer Boilerplate]

(B) Counterparty represents to Dealer that it is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

(C) Counterparty and Dealer each makes the following representation to the other:

It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision, "Dividends" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provision and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction

"Specified Treaty" means, with respect to Counterparty and Dealer, the income tax convention or treaty between the Government of Canada and the [Dealer to provide jurisdiction].

"Specified Jurisdiction" means, with respect to Dealer, Canada.

"Specified Jurisdiction" means, with respect to Counterparty, [Dealer to provide jurisdiction].

(x) CARES Act. Counterparty  represents and warrants that it and any of its subsidiaries has not applied, and shall not, until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act")) or other investment, or to receive any financial assistance or relief under any program or facility (collectively "Financial Assistance") that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that Counterparty has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (ii) where the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively "Restricted Financial Assistance"); provided that Counterparty or any of its subsidiaries may apply for Restricted Financial Assistance if Counterparty either (a) determines based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).  Counterparty further represents and warrants that the Premium is not being paid, in whole or in part, directly or indirectly, with funds received under or pursuant to any program or facility, including the U.S. Small Business Administration's "Paycheck Protection Program", that (a) is established under applicable law, including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under such applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) that such funds be used for specified or enumerated purposes that do not include the purchase of the Transaction (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

(y) [Insert Agency Boilerplate, If Applicable.]

(z) Counterparts. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. "pdf" or "tif"), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.

(aa) [Conduct Rules. To the extent such rules are applicable to it, each of Dealer and Counterparty acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.

(bb) Risk Disclosure Statement. Counterparty represents and warrants that it has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled "Characteristics and Risks of Standardized Options".]42

(cc) [U.S. Resolution Stay Protocol.  The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the "Protocol"), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the "Bilateral Agreement"), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Dealer shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the "Bilateral Terms") of the form of bilateral template entitled "Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)" published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a "Covered Agreement," Dealer shall be deemed a "Covered Entity" and Counterparty shall be deemed a "Counterparty Entity." In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the "QFC Stay Terms"), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to "the Agreement" include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.  "QFC Stay Rules" means the regulations codified at 12 C.F.R. 252.2, 252.81-8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]43

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42 Insert if applicable.
43 Update as necessary.

(dd) Canadian Representation Letters. Counterparty agrees to deliver to Dealer, prior to the Effective Date, a duly completed and executed copy of each of (i) Canadian Representation Letter #1 (Trade Reporting and Other Obligations), as published by the International Swaps and Derivatives Association, Inc. on March 23, 2016 and available at www.isda.org and (ii) Canadian Representation Letter #2 (Business Conduct Rule), as published by the International Swaps and Derivatives Association, Inc. on February 12, 2024 and available at www.isda.org.

[Signature Page to Follow]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to Dealer.

Very truly yours,

[Dealer]

By:
Name:
Title:

[Signature Page to [Base][Additional] Capped Call Confirmation]

Accepted and confirmed
as of the Trade Date:

HIVE Digital Technologies Ltd.

By:
Name:
Title:

[Signature Page to [Base][Additional] Capped Call Confirmation]